HUNTINGDON INTERNATIONAL HOLDINGS plc



                                       AND



                              THE BANK OF NEW YORK

                                  As Depositary



                                       AND



                     HOLDERS OF AMERICAN DEPOSITARY RECEIPTS




                                DEPOSIT AGREEMENT




                            Dated as of June 21, 1983

                                       And

                     Amended and Restated as of June 6, 1996

                              AMENDED AND RESTATED
                                DEPOSIT AGREEMENT

The DEPOSIT AGREEMENT, dated as of June 21, 1983 among Huntingdon International Holdings plc, an English Company (herein called the Company), MORGAN GUARANTY TRUST COMPANY OF NEW YORK a New York corporation, and all Holders from time to time of American Depositary Receipts issued hereunder is hereby amended and restated as follows as of this 6th day of June 1996 among the Company, The Bank of New York, a New York banking corporation (herein called the Depositary) , and all Holders from time to time of American Depositary Receipts (herein referred to as the "Deposit Agreement).

                                   WITNESSETH:

WHEREAS, the Company desires to provide, as hereinafter set forth in this 'Deposit Agreement, for the deposit of Ordinary Shares of 5p each (par value) (herein called the Ordinary Shares) of the Company from time to time with the Depositary or with the principal London office of The Bank 0f New York (herein called the Custodian), as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Ordinary Shares so deposited and for the execution and delivery of American Depositary Receipts in respect of the American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

ARTICLE 1         DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.01      Company

The term "Company' shall mean Huntingdon International Holdings plc, an English company, and its successors.

SECTION 1.02      Depositary

The term "Depositary" shall mean The Bank of New York, a New York banking corporation, and its successors as depositary hereunder. The term Corporate Trust Office, when used with respect to the Depositary, shall be the Corporate Trust Office as it is there at 101 Barclay Street, New York, New York 10286, or at such other location as may be designated by the Depositary.

SECTION 1.03      Custodian

The term "Custodian" shall mean the principal London office of The Bank of New York, presently located at 3 Birchin Lane, London, EC3V 9B4, England, as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary, pursuant to the terms of Section 5.05, as substitute Custodian hereunder.

SECTION 1.04      Deposit Agreement

The term "Deposit Agreement" shall mean this agreement, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.05      Ordinary Shares

The term 'Ordinary Shares" shall mean the Ordinary Shares of 5p each (par value) of the Company heretofore validly issued, fully paid and nonassessable, and currently outstanding, and hereafter validly issued and outstanding and fully paid and nonassessable.

SECTION 1.06      Deposited Securities

The term "Deposited Securities" as of any time shall mean the Ordinary Shares at such tine deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.05.

SECTION 1.07      Receipts

The term "Receipts" shall mean the American Depositary Receipts issued hereunder representing American Depositary Shares.

SECTION 1.08      American Depositary Share

The term "American Depositary Share" shall mean a security evidenced by an American Deposita1y Receipt, that represents a foreign security or a multiple of or fraction thereof deposited with a depositary, the rights represented by the Receipts issued hereunder and the interests in the Deposited Securities represented thereby. Each American Depositary Share shall represent five Ordinary Shares (or evidence of rights to receive such Ordinary Shares), until there shall occur a distribution upon Deposited Securities covered by Section
4.03 or a change in Deposited securities covered by Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall represent the number of Ordinary Shares or Deposited Securities specified in such Sections.

SECTION 1.O9      Holder

The term "Holder" shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

SECTION 1.10      Registrar

The term "Registrar" shall mean any bank or trust company appointed to countersign Receipts and transfers of Receipts as herein provided and shall include any coregistrar appointed by the Depositary, upon the request or with the approval of the Company, for such purposes.

SECTION 1.11      Dollars

The term "dollars" shall mean United States dollars. The term "pounds sterling" shall mean United Kingdom pounds sterling.

SECTION 1.12      Securities Act of 1933

The term "Securities Act of 1933" shall mean the Act of May 27, 1933 (15 US Code, Secs 77a77aa), as from time to time amended.

SECTION 1.13      Commission

The term "Commission" shall mean tbe Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

ARTICLE 2 FORM OF RECEIPTS, DEPOSIT OF ORDINARY SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

SECTION 2.01      Form and Transferability of Receipts

Definitive Receipts shall be engraved or printed or lithographed, shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Such Receipts shall be executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authori2ed signatory of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory or, if a Registrar shall have been appointed, by the manual or facsimile signature of a duly authorized signatory of the Registrar. The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to signature of the Registrar and delivery of such Receipts or did not hold such office at the date of such Receipts.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which the American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Title to a Receipt (and to the American Depositary shares evidenced thereby) , when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolue owner thereof for the purpose of determining the person entitled to distribution of dividends or oher distributions or to any notice provided for in this Deposit Agreement, and for all other purposes.

SECTION 2.02      Deposit of Ordinary Shares

Subject to the terms and conditions of this Deposit Agreement, Ordinary Shares or evidence of rights to receive Ordinary Shares may be deposited by the delivery thereof to the Custodian, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to the Custodian, together with all suh cerificaions as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of American Deposiary Shares representing such deposit. No Ordinary Shares shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary aproval has been granted by the governmental body in the United Kingdom, if any, which is then performing the function of the regulation of currency exchange. If required by the Depositary, Ordinary Shares presented for deposit at any time, whether or not the transfer books of the Company are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for addiional Ordinary Shares or to receive other propery, which any person in whose name the Ordinary Shares are or have been recorded may thereafter receive upon or in respect of such deposited Ordinary Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

At the request and risk and expense of any holder of ordinary Shares, and for the account of such holder, the Depositary may receive certificates for Ordinary Shares to be deposited, together wih the other instruments herein specified, for the purpose of forwarding such certificaes for Ordinary Shares to the Custodian for deposit hereunder.

Upon each delivery to the Custodian of a cerificate or cerificates for Odinary Shares to be deposited hereunder, together with the other documents above specified, the Custodian shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Company for transfer and recordation of the Ordinary Shares being deposited in the name of the Depositary or its nominee, or the Custodian or its nominee.

Deposited Ordinary Shares shall be held by the Depositary, or by the Cusodian for the account and to the order of the Depositary, or at such other place or places as the Depositary shall determine.

SECTION 2.03       Execution and Delivery of Receipts.
                   ----------------------------------

Upon receipt by the Cusodian of any deposit pursuant to Section 2.02 hereunder (and in addtion, if the transfer books of the Company are open, a proper acknowledgment or other evidence from the Company satisfactory to the Depositary that any deposited Ordinary Shares have been recorded upon the Company's books in the name of the Depositary or its nominee or the Custodian or its nominee}, together with the other documents required as above specified, the Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be represented thereby. Such notification shall be made by letter or, at the request and risk and expense of the person making the deposit, by cable, telex or facsimile transmission. Upon receiving such notice from the Custodian, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Corporate Trust Office in the Borough of Manhattan, The City of New York, to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts, registered in the name or names and representing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fee of the Depositary for the execution and delivery of such Receipt or Receipts and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the deposited Ordinary Shares.

SECTION 2.04.     Transfer of Receipts, Comninations and Splitups.
                  -----------------------------------------------

Subject to the terms and conditons of this Deposit Agreement, the Depositary shall register transfers on its transfer books from time to time of Recipts upon any surrender of a Receipt, by the Holder in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by any applicable laws. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall, upon surrender of a Receipt or Receipts for the purpose of effecting a splitup or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

SECTION 2.05.     Surrender of Receipts and Withdrawal of Ordinarv Shares.
                  -------------------------------------------------------

Upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fee of the Depositary for the cancellation of Receipts, and subject to the terms and conditions of this Deposit Agreement, the Holder of such Receipt shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time reprented by such Receipt. Delivery of such Deposited Securities may be made by the delivery of certificates in the name of such Holder or as ordered by him, or by the delivery of certificates properly endorsed or accompanied by proper instruments of transfer. Such delivery shall be made as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of the person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver at the London office of the Custodian, subject to Sections 2.07, 3.01 and 3.02, and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designatd in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary .

At the request and risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to forward a certificate or certificates and other proper documents of title for the Deposited Securities represented by such Receipt to the Depositary for delivery at the office of the Depositary. Such direction shall be given by letter or, at the request and risk and expense of such Holder, by cable, telex or facsimile transmission.

SECTION 2.06.     Appointment of Cotransfer Agents.
                  --------------------------------

The Depositary may appoint one or more cotransfer agents for the purpose of effecting transfers, combinations and splitups of Receipts as aforesaid at designated transfer offices on behalf of the Depositary. In the event a cotransfer agent is so appointed, it shall carry out its functions on behalf of the Depositary in accordance with any applicable laws, the requirements of any stock exchange upon which the Receipts or the American Depositary Shares represented thereby are listed and in accodance with the instructions of the Depositary. In carrying out its functions, a cotransfer agent may require evidence of authority and compliance wich applicable law and other requirements by Holders of Receipts or persons entitled thereto and shall be entitled to protection and indemnity to the same extent as the Depositary.

SECTION 2.07. Limitations on Execution and Delivery, Transfer, etc of Receipts, Suspension of Delivery, Transfer etc.
                  -------------------------------------------------------

As a condition precedent to the execution and delivery, registration of transfer, splitup, combination or surrender of any Receipt or withdrawal of any Depclsited Securities, the Depositary or the Custodian may require payment from the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Ordinary Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and my also require compliance wih such regulations, if any, as the Depositary may esablish consistent with the provisions of this Deposit Agreement.

The delivery of Receipts against deposits of Ordinary Shares generally may be suspended, or the delivery of Receipts against the deposit of particular Ordinary Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused or the registration of transfer or surrender of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Company are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement subject to the provisions of 7.07. Notwithstanding any other provision of this Deposit Agreement or the Receipts, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any US or foreign laws or governmental regulations relating to the Receipts or to the wihdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Ordinary Shares which if sold by the holder thereof in the United States or its territories, would be subject to the registration provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Ordinary Shares.

SECTION 2.08.     Lost Receipts etc.
                  -----------------

In case any Receipt shall be mutilalted, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed or lost or stolen Receipt, upon the Holder thereof filing with Depositary (a) a request for such exchange and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and {b) a sufficient indemnity bond and satisfying any other reasonable requirements imposed by the Depositary.

SECTION 2.09.     Cancellation and Destruction of Surrendered Receipts.
                  ----------------------------------------------------

All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled.

SECTION 2.10.     Pre-Release of Receipts

Notwithstanding Section 2.03 hereof, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02
("Pre-Release"). The Depositary may, pursuant to Section 2.05, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.



ARTICLE 3. CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS

SECTION 3.01.     Filing Proofs, Certificates and Other Information.
                  -------------------------------------------------

Any person presenting Ordinary Shares for deposit or any Holder of a Receipt may be required fron time to time to file such proof of citizenship or residence, exchange control approval or such information relating to the registration on the books of the Company of the Ordinary Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution or rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed.

SECTION 3.02.     Liability of Holder for Taxes.
                  -----------------------------

If any tax or other governmental charge shall become payable with respect to any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Holder of such Receipt to the Depositary. The Depositary may refuse to effect any transfer of such Receipt or any withdrawal of Deposited Securities represented thereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder of such Receipt remaining liable for any deficiency.

SECTION 3.03.     Warranties on Deposit of Ordinary Shares.
                  ----------------------------------------

Every person depositing Ordinary Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Ordinary Shares and each certificate therefor are validly issued, fully paid and nonassessable, and that the person making such deposit is duly authorized so to do. Such representations and warranties shall survive the deposit of Ordinary Shares and issuance of Receipts.


ARTICLE 4. THE DEPOSITED SECURITIES

SECTION 4.01.     Cash Distributions.
                  ------------------

Whenever the Depositary shall receive any cash dividend or other cash distribution by the Company on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.05. convert such dividend or distribution into dollars and shall distribute the amount thus received to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Holder of Receipts for American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder of Receipts a fraction of one cent, and any balance not so discributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum recejved by the Depositary for distribution to Holders of Receipts then outstanding.

SECTION 4.02.     Distributions Other Than Cash or Ordinary Shares.
                  ------------------------------------------------

Whenever the Depositary shall receive any distribution other than cash or Ordinary Shares upon any Deposited Securities, the Depositary shall cause the securities or property received by it to be distributed to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders of Receipts entitled thereto, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders of Receipts entitled thereto as in the case of a distribution received in cash.

SECTION 4.03.     Distributions in Ordinary Shares.
                  --------------------------------

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Ordinary Shares, the Depositary may with the Company's approval, and shall if the Company shall so request, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Ordinary Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American
Depositary Shares in any such case, the Depositary may sell the number of Ordinary Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in section 4.02. If additional Receipts are not so distributed (except as pursuant to the preceding sentence), each American Share shall thenceforth also represent the additional Ordinary Shares distributed upon the Deposited Securities represented thereby.

SECTION 4.04.     Rights.
                  ------

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Ordinary Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to the Holders of Receipts or in disposing of such rights on behalf of such Holders and making the net proceeds available in dollars to such Holders; provided, however, that the Depositary will, if requested by the Company, take action as follows:

(i) if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to Holders of Receipts by means of warrants or otherwise, the Depositary shall distribute warrants or other instruments therefor in such form as it may determine to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders; or

(ii) if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to Holders of Receipts by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary in its discretion may sell such rights or such warrants or such other instruments at public or private sale, at such place or p1aces and upon such terms as it may deem proper, and may allocate the proceeds of such sales for account of the Holders of Receipts otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise.

If registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Company to offer such rights to Holders of Receipts and sell the Securities represented by such rights, the Depositary will not offer such rights to the Holders of Receipts unless and until such a registration statement is in effect or unless the offering and sale of such securities to the Holders of such Receipts are exempt from registration under the provisions of such Act.

SECTION 4.05.     Conversion of Foreign Currency.
                  ------------------------------

Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into dollars and the resulting dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars and such dollars shall be distributed to the Holders of Receipts entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions or otherwise.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into dollars transferable to the United States or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency proceeds for the respective accounts of, the Holders of Receipts entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holders of Receipts entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Holders of Receipts entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the account of, the Holders of Receipts entitled thereto.

SECTION 4.06.     Fixing of Record Date.
                  ---------------------

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Ordinary Shares or other
Deposited Securities, the Depositary shall fix a record date for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting. Subject to the provisions of sections 4.01 through 4.05, and to the other terms and conditions of this Deposit Agreement, the Holders of Receipcts on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively.

SECTION 4.07.     Votinq of Deposited Securities

Upon receipt of notice of any meeting of holders of Ordinary Shares or other Deposited Securities, the Depositary shall, as soon as practicable thereafter, mail to the Holders of Receipts a notice which shall contairn (a) such information as is contained in such notice of meeting, and (b) a statement that the Holders of Receipts at the close of business on a specified record date will be entitled, subject to any applicable provisions of law and of the Memorandum and Articles of Association of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of Ordinary Shares or othe Deposited Securities represented by their respective American Depositary Shares, and a brief statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a designated member or members of the Board of Directors of the Company. Upon the written request of a Holder of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor in so far as practicable to vote or cause to be voted the number of Ordinary Shares or other Deposited Securities represented by such Receipt in accordance with the instructions set forth in such request. The Depositary agrees not to vote the number of Ordinary Shares or other Deposited Securities represented by a Receipt unless it receives instructions from the record holder of such Receipt.

SECTION 4.08.     Chanqes Affecting Deposited Securities.
                   -------------------------------------

Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalisation, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may with the Company's approval, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a stock dividend, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

SECTION 4.09.     Reports.
                  -------

The Depositary shall make availilble for inspection by Holders of Receipts at its Corporate Trust Office any reports and communications received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally availalble to the holders of such Deposited Securities by the Company, and shall also furnish the same to any other securities commission or stock exchange as required. The Depositary shall also send to Holders of Receipts and to such securities commissions and stock exchanges copies of such reports when furnished by the Company pursuant to section 5.06.

The Depositary shall furnish to the Commission semi-annually beginning on or before six months after the effective date of the Registration Statemet filed with the Commission on or about April 15, 1983, the following in tabular form:

(1) The number of American Deposltary Shares evidenced by Receipts issued during the period covered by the report; the number of American Depositary Shares evidenced by Receipts retired during the period covered by the report; the total amount of American Depositary Shares evidenced by Receipts remaining outstanding at the end of the six month period; and the total number of holders of Receipts at the end of the six month period.

(2) The name of each dealer known to the Depositary depositing Ordinary Shares against issuance of Receipts during the period covered by the report.

The Company shall furnish the Depositary with the names of each such dealer known to the Company and the Depositary shall include in its report the names of such dealer or dealers which are supplied by the Company.

SECTION 4.10.     Lists of Receipt Holders.
                  ------------------------

Promptly upon request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts sre registered on the transfer books of the Depositary.

SECTION 4.11.     Withholding.
                  -----------

Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Ordinary Shares or rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, tbe Depositary may dispose of a portion of such property (including Ordinary Shares and rights to subscribe therefor) by public or priyate sale, and shall distribute the net proceeds of any such sale after deduction of such taxes to the Holders of Receipts entitled thereto.


ARTICLE 5 .THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

SECTION 5. 01.    Maintenance of Office and Transfer Books by the Depositary.
                  -----------------------------------------------------------

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books at such transfer office for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Holders of Receipts, provided that such inspection shall not be for the purpose of communicating with Holders of ReceiptS in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

The Depositary may close the transfer books for the Receipts, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

If any Receipts or the American Depositary Shares represented thereby are listed on one or more stock exchanges, the Depositary shall act as Registrar or, with the approval of the Company, appoint a Registrar or one or more co-registrars, for registry of such Receipts in accordance with any requirements of such exchanges. Such Registrar or co-registrars may be removed and a substitute appointed by the Depositary upon the request or with the approval of the Company.

SECTION 5.02. Prevention or Delay in Performance by the Depositary or the Company.

Neither the Depositary nor the Company shall incur any liability to any Holder of any Receipt, if by reason of any provision of any present or future law of the United States or the United Kingdom or any other country, or of any other governmental authority, or by reason of any provision, present or future, of the Memorandum and Articles of Association of the Company, or by reason of any act of God or war or other circumstance beyond its control, the Depositary or the Company shall be prevented or forbidden from doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Holder of a Receipt by reason of any non-performance or delay, caused as aforesaid, in performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

SECTION 5.03.     Obligations of the Depositary, the Custodian and the Company.
                  ------------------------------------------------------------

The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders of Receipts, except that it agrees to use its best judgment and good faith in the performance of its obligations set forth in this Deposit Agreement.

The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders of Receipts (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), other than that it agrees to use its best judgment and good faith in the performance of such duties as are specifically set forth in this Deposit Agreement.

Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipcts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Company shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Ordinary Shares for deposit, any Holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or non-action is in good faith.

The Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

S8CTION 5.04.     Resiqnation and Removal of the Depositary, Appointment of
                  Successor Depositary.
                  ----------------------------------------------------------

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by written notice of such removal effective upon Lhe appointment of a successor depositary and its acceptance of such appointment of as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding
Receipts. Any such successor depositary shall promptly mail notice of its appointment to the Holders of Receipts.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.05.     The Custodian.
                  -------------

The Depositary has appointed its principal London office as Custodian and agent of the Depositary for the purposes of this Deposit Agreement. The Custodian in acting hereunder shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. The Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. The Depositary shall, promptly after receiving such notice, appoint a substitute Custodian, which shall thereafter be the Custodian hereunder. Whenever the Depositary in its discretion determines that it is in the best interest of the Holders of Receipts to do so, it may appoint a subsitute custodian, which shall thereafter be the Custodian hereunder and upon demand of the Depositary the previous Custodian shall deliver the Deposited Securities held by it to such substitute custodian. Each such substitute Custodian shall deliver to the Depositary forthwith upon its appointment an acceptance of such appointment satisfactory in form and substance to the Depositary. Immediately upon any such change, the Depositary shall give notice thereof in writing to all Holders of Receipts.

Upon the appointment of any succssor depositary bereunder, the Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of the Custodian hereunder but the successor depositary so appointed shall, nevertheless, on the written request of the Custodian, execute and deliver to the Custodian all such instruments as may be proper to give to the Custodian full and complete power and authortcy as agent hereunder of such successor depositary.

SECTION 5.06.     Notices and Reports.
                  -------------------

On or before the first date of giving by the Company of notice, by publication or otherwise, of any meeting of holders of Ordinary Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company agrees to transmit to the Custodian a copy of the notice thereof in the form given or to be given to holders of Ordinary Shares or other Deposited Securities.

The Depositary will, at the Company's expense, arrange for the prompt transmittal by the Custodlan to the Depositary of such notices and any other reports and communications which are made generally available by the Company to holders of its Ordinary Shares, and arrange for the mailing of copies thereof to all Holders of Receipts.

SECTION 5.07.     Issuance of Additional Ordinary Shares, etc.
                  -------------------------------------------

The Company agrees that in the event of any issuance of (1) additional Ordinary Shares, (2) rights to subscribe for Ordinary Shares, (3) securities convertible into Ordinary Shares, or (4) rights to subscribe for such securities, the Company will promptly furnish to the Depositary a written opinion from counsel for the Company in the United States which counsel shall be satisfactory to the Depositary, stating whether or not the circumstances of such issue are such as to make it necessary for a Registration Statement under the Securities Act of 1933 to be in etfect in the United States prior to the delivery of the Receipts to be issued in connection with such securities or the issuance of such rights. If in the opinion of such counsel for the Company a Registration Statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a Registration Statement in effect, or whether or not such filings have been made, or such receipts, orders, approvals or consents have been obtained, as the case may be, which will cover such issuance of securities or rights.

The Company agrees with the Depositary that neither the Cmpany nor any company controlled by the Company will at any time deposit any Ordinary Shares, either upon original issuance or upon a sale of Ordinary Shares previously issued and reacquired by the Company or by any company under its control, unless a Registration Statement is in effect as to such Ordinary Shares under the Securities Act of 1933 or such Ordinary Shares are exempt from registratLon under the provisions of such Act.

SECTION 5.08.     Indemnification.
                  ---------------

The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its directors, employees, agents and affiliates.

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which arises solely and exclusively out of a Pre-Release (as defined in Section 2.10 of this Deposit Agreement} of a Receipt or Receipts in accordance with Section 2.10 of this Deposit Agreement and which would not otherwise have arisen had such Receipt or Receipts not been the subject of a Pre-Release pursuant to Section 2.10 of this Deposit Agreement; provided, however, that the indemnities provided in the preceding paragraph shall apply to any such liability or expense (i) to the extent that such liability or expense would have arisen had a Receipt or Receipts not be the subject of a Pre-Release, or (ii) which may arise out of any misstatement or alleged misstatement or omission or a11eged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian (other than the Company), as applicable, furnished in writing and not materially changed or altered by the Company expressly for use in any of the foregoing documents, or,
(ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

The Depositary agrees to indemnify the Company its directors, employees, agents and affiliates and hold them harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or its Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.

SECTION 5.09.     Charqes of Depositary.
                  ---------------------

The Company agrees to pay all charges and expenses of the Depositary as shown in Exhibit B hereto, and those of any Registrar and co-transfer agent under this Deposit Agreement other than (1) the fees of the Depositary for the execution and delivery of Receipts pursuant to Section 2.03 and the surrender of Receipts pursuant to Section 2.05, (2) taxes and other governmental charges, (3) such registration fees as may from time to time be in effect for the registration of transfers of Ordinary Shares generally on the Ordinary Share register of the Company and accordingly applicable to transfers of Ordinary Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits hereunder, (4) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in this Deposit Agreement to be at the expense of persons depositing Ordinary Shares or Holders of Receipts, and
(5) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05. Any other charges and expenses of the Depositary hereunder will be paid by the Company after consultation and agreement between the Depositary and the Company as to the amount and nature of such charges and expenses. Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.


ARTICLE 6. AMENDMENT AND TERMINATION

SECTION 6.01.     Amendment.
                  ----------

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other chan taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Holders of outstanding Receipts. Every Holder of a Receipt at the time any such amendment so becomes effeccive shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby.

SECTION 6.02.     Termination.
                  -----------

The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received wich respect thereto and the net proceeds of the sale of any rights or othher property, in exchange for Receipt surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered. After making such sale, The Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash. Upon the termination of this Deposit Agreement, the Company shall he discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof.


ARTICLE 7. MISCELLANEOUS

SECTION 7.01. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodian at any designated transfer office and shall be open to inspection at such offices by any Holder of a Receipt during business hours.

SECTION 7.02. This Deposit Agreenent is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, reme1y or claim whatsoever to any other person.

SECTION 7 03. In case anyone or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no wise be affected, prejudiced or disturbed thereby.

SECTION 7.04. The Holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

SECTION 7.05. Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or by cable, telex or facsimile transmission, confirmed by letter, addressed to Huntingdon International Holdings plc, Huntingdon, Cambridgeshire, PE 18 6 ES, England, or any other place to which the Company may have transferred its principal office.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail or by cable, telex or facsimile transmission, confirmed by letter, addressed to The Bank of New York, 101 Barclay Street, New York, New York 10286 Attention: American Depositary Receipt Administration, or any other place to which the Depositary may have transferred its Corporate Trust Office.

Any and all notices to be given to any Holder of a Receipt shall be deemed to have been duly given if personally delivered or sent by mail or by cable, telex or facsimile transmission, confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or by cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of cable, telex or facsimile transmission) is deposited, Postage prepaid, in a post-office letter box. The Depositary or the Company may, however, act upon any cable, telex or facsimile transrnission received by it from the other or from any Holder of a Receipt, notwithstanding that such cable, telex or facsimile transmission message shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.06. This Deposit Agreement and the Receipts shall be interpreted and all rights herrunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

SECTION 7.07. Notwithstanding anything in this Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise a11y rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the US securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of .1933.

IN WITNESS WHEREOF, HUNTINGDON INTERNATIONAL HOLDINGS PLC and THE BANK OF NEW YORK have duly executed this agreement as of the day and year first above st forth and all Holders of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.





                                            HUNTINGDON INTERNATIONAL

                                            HOLDINGS PLC



                                            By:   ________________________

                                                  Name:

                                                  Title:





                                            THE BANK OF NEW YORK



                                            By:   ________________________

                                                  Name:

                                    EXHIBIT A

                            [FORM OF FACE OF RECEIPT]


                         AMERICAN DEPOSITARY RECEIPT FOR
                                 AMERICAN SHARES
                                  Representing
                          Deposited Ordinary Shares of
                      BUNTNGDON INTERNATIONAL HOLDINGS plc
                    (Incorporated under the laws of England)

No.

         THE BANK OF NEW YORK, incorporated under the laws of the State of New York, as Depositary (herein called the Depositary), hereby certifies that is the owner of American Shares, representing deposited Ordinary Shares of 5p each (par value) (herein called the Ordinary Shares), of Huntingdon International Holdings plc, an English company {herein called the Company). At the date hereof, each American Share represents five Ordinary Shares (or evidence of rights to receive such number of Ordinary Shares) deposited under the Deposit Agreement at the principal London office of the Depositary (herein called the Custodian).

         (1) This American Depositary Receipt is one of an issue (herein called the Receipts), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement dated as of June 6, 1956 (herein called the Deposit Agreement), by and between the Company, the Depositary and all Holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and be bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights of Holders of the Receipts and the rights and duties of the Depositary in respect of the Ordinary Shares deposited thereunder and any and all other sscurities, property and cash from time to time received in respect of such Ordinary Shares and held thereunder (such Ordinary Shares, securities, property and cash are herein called Deposited Securities). Copies of the Deposit Agreement are on file at the principal offices of the Depositary and the Custodian. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.

         (2) Upon surrender of this Receipt at the Corporate Trust Office of the Depositary, and upon payment of the fee of the Depositary provided in paragraph
(6) of this Receipt and subject to the terms and conditions of the Deposit Agreement, the Holder hereof is entitled to delivery, to him or upon his order, of the Deposited Securities 4t the time represented by the American Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by the delivery of certificates in the name of the Holder hereof or as ordered by him, or by the delivery of certificates endorsed or accompanied by proper instruments of transfer. Such delivery will be made without unreasonable delay and, at the option of The Holder hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Ordinary Shares or other Deposited Seourities for such delivery at the Corporate Trust office of the Depositary in The City of New York shall be at the risk and expense of the Holder hereof.

         (3) This Receipt is transferable on the books of the Depositary upon surrender of this Receipt by the Holder hereof, in person or by duly auchorized attorney, properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by law; provided, however, that the Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the
Deposit Agreement. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, representing the same aggregate number of American Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Deposita%y or the Custodian may require payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto and payment of any applicable fees as provided in paragraph (6) of this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement.

         The Depositary may refuse to execute and deliver Receipts, register the transfer of any Receipt or make any distribution of, or related to, Deposited Securities until it has received such proof of citizenship, residence, exchange control approval or other information as it may deem necessary or proper. The delivery of Receipts against deposits of Ordinary Shares, generally may be suspepded, or the delivery of Receipts against the deposit of particular Ordinary Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer or surrenders of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Company are closed, if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time, subject to the provisions of Article (19) hereof. Notwithstanding any other provision of the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may be suspended only for (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under the Deposit Agreement any Ordinary Shares which if sold by the holder thereof in the United States or its territories, would be subject to the registration provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Ordinary Shares.

         (4) If any tax or other governmental charge shall become payable with respect to any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary. The Depositary may refuse to effect any registration of transfer of this Receipt or any withdrawal of Deposited Securities represented hereby until such payment is made, and may withhold any dividends or other discributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency.

         (5) Every person depositing Ordinary Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Ordinary Shares and each certificate therefor are valid and that the person making such deposit is duly authorized so to do. Such representations and warranties shall survive the deposit of Ordinary Shares and issuane of Receipts.

         (6) The Depositary will charge the party to whom Receipts are delivered against deposits, and the party surrendering Receipct for delivery of Deposited Securities, $5.00 for each 100 American Shares (or portion thereof) represented by the Receipts issued or surrendered. The Company will pay other charges of the Depositary and those of any Registrar under the Deposit Agreement with the exception of (i) taxes and other governmental charges, (ii) stock transfer registration fees on deposits of Ordinary Shares, (iii) such cable, telex and facsimile transmission, and delivery charges as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Ordirary Shares or Holders of Receipts, and (iv} such expenses as are incurred by the Depositary in the conversion of foreign currency into dollars.

         (7)  Notwithstanding  Section  2.03  of  the  Deposit  Agreement,   the
Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement ("Pre-Release"). The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been
Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfactory of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

         The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

         (8) It is a condition of this Receipt, and every successive Holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the American Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument, provided, however, that the Depositary, notwithstanqing any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement, and for all other purposes.

         (9) This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory or, if a Registrar for the Receipts shall have been appointed, by the manual or facsimile signature of a duly authorized signatory of such Registrar.

Dated:



                              THE BANK. OF NEW YORK,
                              as Depositary



                              By: _____________________
                              Vice President


The address of the principal executive office of the Depositary is 48 Wall Street, New York, New York 10286. The address of the Corporate Trust Office of the Depositary is 101 Barclay Street, New York, New York 10286.

                          [FORM OF REVERSE OF RECEIPT]

                     SUMMARY OF CERTAIN ADDITIONAL PROVSIONS
                             OF THE DEPOSI AGREEMENT


         (10) Dividends and Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on the Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States and subject to the provisions of the Deposit Agreement, convert such dividend or distribution into United States dollars and distribute the amount thus received to the Holders of Receipts entitled thereto, in proportion to the number of American Shares representing such Deposited Securities held by them respectively; provided, however, that the amount distributed will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes. If in the judgment of the Depositary amounts received in foreign currency may not be converted on a reasonable basis into United States dollars transferable to the United States or may not be so convertible for all of the Holders of Receipts entitled thereto, the Depositary may in its discretion make such conversion, if any, and distribution in United States dollars to the extent permissible to the Holders of Receipts entitled thereto and may distribute the balance of the foreign currency received and not so convertible by the Depositary to, or hold such balance for the account of, the Holders of Receipts entitled thereto. If in the opinion of the Depositary any distribution other than cash or Ordinary Shares upon any Deposited Securities cannot be made proportionately among the Holders of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securiries or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders of Receipts entitled thereto as in the case of a distribution received in cash. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Ordinary Shares, the Depositary may with the Company's approval, and shall if the Company shall so request, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Shares representing the number of Ordinary Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Shares in any such case, the Depositary may sell the number of Ordinary Shares represented by the aggregate of such fractions and distribute the net proceeds, converted into United States dollars if not in such dollars (if such conversion may in the judgment of the Depositary be achieved on a reasonable basis) to the Holders of Receipts entitled thereto. If additional Receipts are not so distributed (except as pursuant to the preceding sentence), each American Share shall thenceforth also represent the additional Ordirnary Shares distributed upon the Deposited Securities represented thereby. In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Ordinary Shares or any rights of any nature, the Depositary shall have discretion as to whether such rights are to be made available to the Holders of Receipts; provided, however, that the Depositary will, if requested by the Company, either (a) make such rights available to Holders of Receipts by means of warrants or otherwise, if lawful and feasible, or (b) if making such rights available is not lawful or not feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, sell such rights or warrants or other instruments at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and allocate the proceeds of such sales for account of the Holders of Receipts otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise.

         In the event that the Depositary determines that any distribution in property (including shares or rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of a porton of such property (including shares and rights to subscribe therefor) by pub1ic or private sale, and shall distribute the net proceeds of any such sale after deduction of such taxes to the Holders of Receipts entitled thereto.

         (11) Record Dates. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Ordinary Shares or other Deposited Securities, the Depositary will fix a record date for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution or rights. or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, subject to the provisions of the Deposit Agreement.

         (12) Votinq of Deposited Securities. Upon receipt of notice of any meeting of holders of Deposited Securities, the Depositary will mail to the Holders of Receipts a notice which will contain (a) such information as is contained in such notice of meeting and (b) a statement that the Holders of Receipts at the close of business on a specified record date will be entitled to instruct the Depositary as to the exercise of voting rights, if any, partaining to the amount of Deposited Securities represented by their respective American Shares, and a brief statement as to the manner in which such instructions may be given. The Depositary will endeavor insofar as practicable to vote or cause to be voted the amount of Deposited Securities represented by such Receipts in accordance with such instructions. The Depositary agrees not to vote the Ordinary Shares or other Deposited Securities represented by a Receipt unless it receives instructions from the Holder of such Receipts.

         (13) Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may with the Company's approval, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a stock dividend, or call for the surrender of outstandiing Receipts to be exchanged for new Receipts.

         (14) Reports; Inspection of Transfer Books. The Depositary will make available for inspection by Holders of Receipts at its Corporate Trust Office and will furnish to the appropriate securities commissions and stock exchanges any reports and communications received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company.

The Oepositary will also send to Holders of Receipts copies of such reports when furnished by the Company as provided in the Deposit Agreement. Upon the issuance of the Receipts registered hereunder, the Company will be subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, will file certain reports with the Securities and Exchange Commission (the "Commission"). These reports can be inspected by Holders of Receipts and copied at public reference facilities maintained by the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Depositary will keep books for the registration and transfer of Receipts which at all reasonable times will be open for inspection by the Holders of Receipts, provided that such inspection shall not be for the purpose of communicating with Holders of Receipts in the interest of a business or object other than the busjness of the Company or a matter related to the Deposit Agreement or the Receipts.

         (15) Liability of the Company and Depositary. Neither the Depositary nor the Company shall incur any liability to any Holder of this Receipt, if by reason of any provision of any present or future law of any country, or of any governmental authority, or by reason of any provision, present or future, of the Memorandum and Articles of Association of the Company, or by reason of any act of God or war or other circumstance beyond its control, the Depositary or the Company shall be prevented or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liabiliy under the Deposit Agreement to Holders of Receipts, except that they agree to use their best judgment and good faith in the performance of such duties as are specifically set forth in the Deposit Agreement. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense and liability, unless idemnity satisfactory to it against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Ordinary Shares for deposit, any Holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or non-action is in good faith. The Depositary may own and deal in any class of Securities of the Company and its affiliates and in Receipts. The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the fees and expenses of counsel) which may arise out of acts perfortned or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified, or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its directors, employees, agents and affiliates. The indemnities contained in the preceding paragraph shall not extend to any liability or expense which arises solely and exclusively out of a Pre-Release (as defined in Section 2.10 of the Deposit Agreement) of a Receipt or Receipts in accordance with Section 2.10 of the Deposit Agreement and which would not otherwise have arisen had such Receipt or Receipts not been the subject of a Pre-Release pursuant to Section 2.10 of the Deposit Agreement; provided, however, that the indemnities provided in the preceding paragraph shall apply to any such liability or expense (i) to the extent that such liability or expense would have arisen had a Receipt or Receipts not be the subject of a Pre-Release, or (ii) which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian (other than the Company), as applicable, furnished in writing and not materially changed or altered by the Company expressly for use in any of the foregoing documents, or, (ii) if such information is provided. the failure to state a material fact necessary to make the information provided not misleading. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

         (16) Resignation and Removal of Depositary; Substitution of Custodian. The Depositary may at any time resign as depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company, by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time appoint a substitute custodian and the term "Custodian" shall refer to such substitute.

         (17) Amendment of Deposit Agreement and Receipts. The Receipts and the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Holders of outstanding Receipts. Every Holder of a Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby.

         (l8) Termination of Deposit Agreement. The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement at any time 60 days after the Depositary shall have resigned, if a successor depositary shall not have been appointed and accepted its appointment. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter will discontinue the registration of transfers of Receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices or perform any further acts under the Deposit Agreement, except the collection of dividends and other distributions pertaining to Deposited Securities, the sale of rights and the delivery of Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the Holders of Receipts not theretofore surrendered. Thereafter the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net Proceeds and other cash.

         (19) Compliance With U.S. Securities Laws. Notwithstanding anything in the Deposit Agreement or this Receipt to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A. (1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

                                    EXHIBIT B

                            CHARGES OF THE DEPOSITARY

Service                   Rate                           By Whom Paid
(1)Receipt of deposits    $5 per 100 American Shares or  Party to whom Receipts
   issuance of Receipts   fraction thereof               are issued
(2)Delivery of deposits   $5 per 100 American Shares or  Party surrendering
   and surrender of       fraction thereof               Receipts
   Receipts

The Company will pay all charges of the Depositary in connection with the initial issuance of Receipts. Other charges of the Depositary plus out-of-pocket expenses such as printing, translation, stationery, postage, insurance, cables, etc., are to be paid by the Company in accordance with agreements in writing entered into between the Depositary and the Company from time to time.